                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant /_/

Filed by a Party other than the Registrant /X/

Check the appropriate box:

      /_/   Preliminary Proxy Statement

      /_/   Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))

      /_/   Definitive Proxy Statement

      /X/   Definitive Additional Materials

      /_/   Soliciting Material Under Rule 14a-12

                             THE TOPPS COMPANY, INC.
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                (Name of Registrant as Specified in Its Charter)

                             CRESCENDO ADVISORS LLC
                      CRESCENDO PARTNERS II L.P., SERIES Y
                          CRESCENDO PARTNERS III, L.P.
                         CRESCENDO INVESTMENTS III, LLC
                          CRESCENDO INVESTMENTS II, LLC
                                ERIC S. ROSENFELD
                                  ARNAUD AJDLER
                         THE COMMITTEE TO ENHANCE TOPPS
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      /X/   No fee required.

      /_/   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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      /_/   Fee paid previously with preliminary materials:

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      /_/   Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed

      Crescendo  Partners  II,  L.P.,  Series  Y has  filed a  definitive  proxy statement with the SEC in connection with the  solicitation of proxies against a proposed  merger  between The Topps Company,  Inc.  ("Topps") and a buyout group that includes Madison Dearborn  Partners,  LLC and an investment firm controlled by Michael Eisner,  which will be voted on at a special meeting of the Company's stockholders.

      Item 1: On August 23, 2007,  Arnaud Ajdler  delivered the following letter to the Topps Board:

August 23, 2007

BY EMAIL AND FACSIMILE
----------------------

Board of Directors of The Topps Company, Inc.
c/o Mr. Steve Gartner
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019

Dear Fellow Members of the Board:

      I have reviewed the additional  disclosure (the  "Additional  Disclosure")
filed by The Topps Company,  Inc. ("Topps" or the "Company") with the Securities and  Exchange  Commission  (the  "SEC")  on  August  22,  2007  as  part of your settlement  with the NY  plaintiffs.  It is  apparent  from this filing that the
Executive Committee  disregarded  specific comments provided by me in connection with materially  misleading  statements contained in the Additional  Disclosure.
The Additional  Disclosure  fails to state the fact that ALL FOUR members of the ad hoc committee,  including Steve  Greenberg  (Chairman of the Ad Hoc Committee
and managing  director of Allen & Co.) and Allan Feder (our lead  director)  had concerns with Lehman  Brothers'  performance in connection  with the sale of the
Company.  The fact  that the four of us (and not just  Timothy  Brog and I - the so-called objecting  directors) had concerns with Lehman casts additional doubts on the process,  the  valuation and the fairness  opinion that Lehman  provided.
Since the  Executive  Committee  has chosen to ignore my request to fully inform stockholders on the issue and continues with its policy of selective  disclosure and  half-truths,  it is my duty as a fiduciary  to set the record  straight and again request that the Company correct the Additional  Disclosure to include the following:

THE  HALF-TRUTH  REGARDING THE  EXTENSION OF LEHMAN  BROTHERS'  ENGAGEMENT:  You
vaguely state that "members of the ad hoc committee ...  expressed  concern with
Lehman  Brothers'  performance  in  connection  with the  potential  sale of the
Company." In the next paragraph, you single only me out, stating "Arnaud Ajdler, a director and member of the Second Committee, continued to express concern with
Lehman  Brothers."  What really  happened is best described by Steve  Greenberg, himself,  who wrote the following to the Board on August 20, 2007,  following my comments to an earlier draft.

      "ARNAUD IS GENERALLY CORRECT. ALL 4 MEMBERS OF THE AHC EXPRESSED
      DISAPPOINTMENT WITH LEHMAN'S PERFORMANCE AND/OR FOCUS AT VARIOUS TIMES
      AND, LEAVING ASIDE THE "TAIL" ISSUES, I THINK IT'S FAIR TO SAY THAT ALL OF
      US WOULD HAVE HIRED SOMEONE ELSE WERE WE TO REKINDLE THE PROCESS."

Why does the Executive  Committee continue to mislead  stockholders and not want
to  disclose  that  all  four  members  of  the  Ad  Hoc   Committee   expressed
disappointment with Lehman's  performance,  as opposed to singling me out? Could it be that highlighting  Lehman's  shortcomings would cast further doubts on the terrible  process  you ran  and on  Lehman's  fairness  opinion?  The  Executive
Committee's  continuous attempts to mislead stockholders casts significant doubt on your  credibility  as you try to convince  Topps'  stockholders  of your good faith  negotiations with Upper Deck and that the proposed $9.75 Merger is in the best interest of stockholders and is a result of a thorough process.

THE HALF-TRUTH  REGARDING THE INTERVIEW OF THE OTHER INVESTMENT BANKS: You state that the Ad Hoc Committee  "interviewed a number of investment banks,  including
Goldman  Sachs,  Morgan  Stanley,  Houlihan  Lokey and  Greenhill,  for possible retention by the Second Committee as its financial advisor and, if requested, to deliver a fairness  opinion."  This is simply not true. The Ad Hoc Committee did
NOT interview these banks looking for its own separate  financial advisor as the disclosure indicates,  but INSTEAD interviewed these investment banks to replace
Lehman  Brothers  (if the Board had  decided at the  January 9 board  meeting to start a full process.).  Again, I raised this issue after reviewing the draft of the Additional Disclosure, and you simply preferred to ignore the truth.

I wish that  over the last few  months  you had put as much  effort in trying to maximize stockholder value as you have in trying to craft selective  disclosure.
I would have hoped that the  Executive  Committee  would have  learned  from the
Delaware Court opinion.  It is clear,  however,  that it has not.  Selective and misleading  disclosures  will not change the fact that the existing $9.75 Merger
is  not  in  the  best  interest  of  the  Company's   stockholders   since  the
consideration  is wholly  inadequate and it does not provide full and fair value to the Company's stockholders.

                                          Regards,

                                          /s/ Arnaud Ajdler
                                          -------------------------------------
                                          Arnaud Ajdler

                 CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The  Committee  to Enhance  Topps  (the  "Committee"),  together  with the other participants  named below, has made a definitive  filing with the Securities and
Exchange  Commission  ("SEC") of a proxy  statement,  a proxy  supplement and an accompanying  proxy  card to be used to  solicit  votes in  connection  with the solicitation  of proxies  against a proposed  merger  between The Topps Company,
Inc. (the "Company") and a buyout group that includes Madison Dearborn Partners,
LLC, and an investment firm controlled by Michael Eisner, which will be voted on at a meeting of the Company's stockholders (the "Merger Proxy Solicitation").

Crescendo Advisors ("Crescendo Advisors"),  together with the other participants named  below,  intends to make a  preliminary  filing  with the  Securities  and
Exchange  Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to solicit  votes for the election of its nominees at the 2007 annual meeting of stockholders of Topps (the "Annual Meeting Proxy Solicitation").

THE COMMITTEE AND CRESCENDO  ADVISORS ADVISE ALL  STOCKHOLDERS OF THE COMPANY TO
READ  THE  PROXY  STATEMENT,   AND  OTHER  PROXY   MATERIALS,   INCLUDING  PROXY
SUPPLEMENTS,  IN CONNECTION WITH EACH OF THE MERGER PROXY  SOLICITATION  AND THE
ANNUAL MEETING PROXY  SOLICITATION  AS THEY BECOME  AVAILABLE  BECAUSE THEY WILL
CONTAIN  IMPORTANT  INFORMATION.  SUCH PROXY  MATERIALS  WILL BE AVAILABLE AT NO
CHARGE  ON  THE  SEC'S  WEB  SITE  AT   HTTP://WWW.SEC.GOV.   IN  ADDITION,  THE
PARTICIPANTS  IN THE  PROXY  SOLICITATIONS  WILL  PROVIDE  COPIES  OF THE  PROXY
STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO
THE  PARTICIPANTS'  PROXY  SOLICITOR,  D.F.  KING & CO.,  INC. AT ITS  TOLL-FREE
NUMBER: (800) 628-8532.

The participants in the Merger Proxy  Solicitation are Crescendo Advisors LLC, a
Delaware limited liability company  ("Crescendo  Advisors"),  Crescendo Partners
II, L.P., Series Y, a Delaware limited  partnership  ("Crescendo  Partners II"),
Crescendo  Investments II, LLC, a Delaware limited liability company ("Crescendo
Investments II"),  Crescendo Partners III, L.P., a Delaware limited  partnership
("Crescendo Partners III"),  Crescendo  Investments III, LLC, a Delaware limited liability company ("Crescendo  Investments III"), Eric Rosenfeld,  Arnaud Ajdler
and  The   Committee   to  Enhance   Topps  (the  "Merger   Proxy   Solicitation
Participants").

The  participants  in the Annual Meeting Proxy  Solicitation  include the Merger
Proxy Solicitation  Participants,  together with Timothy E. Brog, John J. Jones,
Michael Appel, Jeffrey D. Dunn, Charles C. Huggins,  Thomas E. Hyland, Thomas B.
McGrath  and  Michael  R.  Rowe  (the   "Annual   Meeting   Proxy   Solicitation
Participants").  Together,  the Merger Proxy  Solicitation  Participants and the
Annual  Meeting Proxy  Solicitation  Participants  are referred to herein as the
"Participants."

Crescendo Advisors  beneficially owns 100 shares of common stock of the Company.
Crescendo  Partners II beneficially owns 2,568,200 shares of common stock of the
Company. As the general partner of Crescendo Partners II, Crescendo  Investments
II may be  deemed  to  beneficially  own the  2,568,200  shares  of the  Company beneficially owned by Crescendo Partners II. Crescendo Partners III beneficially owns 126,500  shares of common stock of the Company.  As the general  partner of
Crescendo Partners III, Crescendo  Investments III may be deemed to beneficially own the 126,500 shares of the Company  beneficially  owned by Crescendo Partners
III. Eric Rosenfeld may be deemed to  beneficially  own 2,694,900  shares of the
Company,  consisting  of 100 shares held by Eric  Rosenfeld  and Lisa  Rosenfeld
JTWROS,  2,547,700  shares Mr.  Rosenfeld may be deemed to  beneficially  own by virtue of his position as managing  member of Crescendo  Investments II, 126,500 shares Mr. Rosenfeld may be deemed to beneficially own by virtue of his position as managing member of Crescendo Investments III and 100 shares Mr. Rosenfeld may be deemed to  beneficially  own by virtue of his position as managing  member of
Crescendo  Advisors.  Mr. Ajdler  beneficially owns 2,301 shares of the Company.

Timothy E. Brog beneficially owns 133,425 shares of common stock of the Company,
John J. Jones beneficially owns 2,301 shares of common stock of the Company, and none of Michael Appel,  Jeffrey D. Dunn,  Charles C. Huggins,  Thomas E. Hyland,
Thomas B.  McGrath  and  Michael R. Rowe  beneficially  own any shares of common stock of the Company.

FOR ADDITIONAL INFORMATION PLEASE CONTACT:
D.F. King & Co., Inc.
(800) 628-8532
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